                                                                     EXHIBIT 9.1

                                                                  DRAFT 11/11/96

                      IRREVOCABLE VOTING TRUST AGREEMENT


          THIS IRREVOCABLE VOTING TRUST AGREEMENT (this "Trust Agreement"), is entered into on ____ __, 1996, by and between First Data Corporation, a Delaware corporation ("FDC"), Integrated Payment Systems Inc., a Delaware corporation and a wholly-owned subsidiary of FDC ("IPS"), and Wachovia Bank of North Carolina, N.A., a National Banking Association (the "Trustee"). FDC, IPS and each affiliate of FDC are referred to herein collectively as the "FDC Group" and each individually as a "FDC Group Member."

                                  WITNESSETH:

          WHEREAS, FDC, through IPS, engages in, among other things, the business of transferring the right to money using computer or telephone lines from one person through the location of an agent to a different person through an agent, which is marketed under the name MoneyGram (the "Consumer Money Wire Transfer Services" or the "Business");

          WHEREAS, pursuant to a consent decree dated January 19, 1996 (the "Consent Decree") between FDC and the Federal Trade Commission (the "FTC"), FDC is obligated to divest certain assets relating to either the Business or the Consumer Money Wire Transfer Services owned and operated by Western Union Financial Services, Inc., a subsidiary of FDC, by January 23, 1997;

          WHEREAS, FDC has decided to comply with the Consent Decree by divesting itself of the Business (the "Divestiture");

          WHEREAS, FDC and IPS have entered into a contribution agreement with MoneyGram Payment Systems, Inc., a Delaware corporation and a wholly-owned subsidiary of IPS ("MG"), dated as of _______, 1996 (the "Contribution Agreement"), whereby IPS contributed to MG the Contributed Assets (as defined in the Contribution Agreement) in exchange for shares (the "IPS Shares") of common stock, par value $.01 per share, of MG ("MG Common Stock");

          WHEREAS, FDC and IPS will accomplish the Divestiture through the sale of the IPS Shares via an initial public offering (the "IPO") pursuant to an underwriting agreement dated __________, 1996 (the "Underwriting Agreement") among IPS, MG and the underwriters named therein (collectively, the "Underwriters"), whereby the Underwriters (i) have made a firm commitment to purchase approximately 87% of the IPS Shares to be sold in the IPO and (ii) have an option (the "Overallotment Option") exercisable within 30 days of the date of the Underwriting Agreement to purchase any or all of the remaining IPS Shares;

          WHEREAS, the proposed Divestiture is subject to the prior approval of the FTC, which has reviewed this Trust Agreement;

          WHEREAS, in order to comply with the Consent Decree and obtain the approval of the FTC to the Divestiture pursuant to the IPO, FDC and IPS have agreed that, in the event that the Overallotment Option is not exercised in full during the 30-day option period, IPS shall deposit any and all IPS Shares then owned by IPS into an irrevocable voting trust (the "Trust") with the Trustee pursuant to this Trust Agreement for disposition in accordance with the terms and conditions hereof; and

          WHEREAS, FDC and IPS desire to enter into this Trust Agreement to (i) facilitate the above described transactions and (ii) to obtain FTC approval of the Divestiture through the IPO, including the subsequent disposition or dispositions of any IPS Shares by the Trustee under this Trust Agreement.

          NOW, THEREFORE, in consideration of the foregoing, and of the mutual promises, covenants and agreement hereinafter set forth, the parties hereto agree as follows:

          1. APPOINTMENT OF TRUSTEE. FDC and IPS hereby jointly and irrevocably appoint Wachovia Bank of North Carolina, N.A. as Trustee hereunder, and Wachovia Bank of North Carolina, N.A. hereby accepts said appointment and agrees to act as Trustee under this Trust Agreement as provided herein.

          2. CREATION AND PURPOSE OF IRREVOCABLE VOTING TRUST. Subject to the terms and conditions hereof, as of the date 31 days after the execution of the Underwriting Agreement (the "Effective Date") a voting trust in respect of all the MG Common Stock held by IPS as of the Effective Date (the "Remaining Stock") will be created and established in accordance with Section 218 of the Delaware General Corporation Law for the purpose of causing all of the Remaining Stock to be held pending sale thereof at the earliest practicable date, as provided for herein. A copy of this Trust Agreement and any amendment hereto shall be filed at the registered office of MG in the State of Delaware and shall be made available for examination by any stockholder of MG or any beneficiary of the Trust at any reasonable time for any reasonable purpose.

          3. IRREVOCABILITY. After the deposit of the Remaining Stock with the Trustee as provided herein, this Trust Agreement, the Trust and the nomination of the Trustee shall be irrevocable by FDC and IPS and shall terminate only in accordance with the provisions of Section 11.

          4. DEPOSIT AND TRANSFER OF REMAINING STOCK; VOTING TRUST CERTIFICATES. (a) On the Effective Date, IPS shall deliver a certificate or certificates representing all of the outstanding Remaining Stock to the Trustee, duly endorsed for transfer or accompanied by duly executed instruments of transfer. Each certificate delivered to the Trustee pursuant to this Section 4(a)
shall be canceled and new certificates evidencing the Remaining Stock shall be issued and registered in the name of the Trustee. Upon the issuance and registration of such certificates, the Trustee shall deliver Voting Trust certificates substantially in the form attached hereto as Exhibit A with blanks therein appropriately completed (the "Certificates") to IPS (IPS's status upon its delivery of the Remaining Stock to the Trustee and the Trustee's delivery of the Certificates to IPS shall be referred to herein as "Beneficiary").

          (b) All shares of Remaining Stock, while deposited with the Trustee pursuant to this Trust Agreement, are herein called the "Deposited Stock."

          (c) Each Certificate representing Deposited Stock shall bear a legend to the effect that it is subject to this Trust Agreement, and that fact also shall be noted in the stock transfer records of MG.

          5. RETENTION OF DEPOSITED STOCK BY TRUSTEE. The Trustee shall retain possession of the Deposited Stock only in accordance with, and subject to the terms and conditions set forth in, this Trust Agreement.

          6.  MAINTENANCE OF RECORDS; REPLACEMENT OF VOTING TRUST CERTIFICATES.
(a) The Trustee shall keep a record relating to the Certificates, indicating the name and address of the Beneficiary, the number of shares of Deposited Stock represented thereby, and the date the Beneficiary originally acquired the Remaining Stock, and the Trustee shall deposit a copy of such record with MG at its registered office in the State of Delaware. The copy of such record may be examined by any stockholder of MG or any beneficiary of the Trust, either in person or by agent or attorney, at any reasonable time for any reasonable purpose. The Trustee also shall maintain such other records and books as are necessary or appropriate to carry out the terms and provisions of this Trust Agreement.

          (b) In case any Certificate shall become mutilated, lost, stolen or destroyed, the Trustee, under such conditions with respect to indemnity and otherwise as in the Trustee's discretion may be prescribed, may provide for the issuance of a new Certificate in lieu of such lost, stolen or destroyed Certificate or in exchange for such mutilated Certificate.

          7.  RESTRICTION ON TRANSFER.   During the term of this Trust
Agreement, the Trustee shall not sell, transfer, assign, pledge, or otherwise encumber or create any lien on any Deposited Stock, except in accordance with Sections 8 or 9.

          8. VOTING AND OTHER ACTIONS BY TRUSTEE. (a) During the term, and subject to the provisions, of this Trust Agreement and for so long as the Trustee shall hold the Deposited Stock pursuant to this Trust Agreement, the Trustee shall possess and shall be entitled to exercise all rights and powers of absolute ownership of the Deposited Stock, including, but not limited to, the right to take part in and consent to any corporate or stockholders' action of any kind whatsoever; the right to receive dividends and distributions on all Deposited Stock for the account of the Beneficiary; the right to receive and waive any notices to stockholders as required by law or the certificate of incorporation or by-laws of MG; the right to dispose of the Deposited Stock in accordance with Section 9 and Section 11; and the right to vote the Deposited Stock on all matters upon which holders of Deposited Stock are entitled to vote, provided, however, that the Trustee shall vote all shares of Deposited Stock with respect to all matters, including, without limitation, the election or removal of directors, voted on by the stockholders of MG (whether at a regular or special meeting or pursuant to a unanimous written consent) in the same proportion as all shares of MG Common Stock (other than Deposited Stock) are voted with respect to such matters. In exercising its voting rights in accordance with this Section 8(a), the Trustee shall take such actions at all annual, special or other meetings of stockholders of MG or in connection with any action by consent in lieu of a meeting.

          (b) No other person shall have any voting right in respect of any Deposited Stock so long as this Trust Agreement is in effect. The Trustee shall have no beneficial interest in the Deposited Stock.

          (c) During the term of this Trust Agreement, neither the Beneficiary nor any other FDC Group Member shall attempt to exercise any control over the decisions or actions of the Trustee; provided, however, nothing herein shall prevent the Trustee from otherwise utilizing the Beneficiary or any other FDC Group Member, or any of their respective officers or employees, as consultants with regard to the disposition of the Deposited Stock, the Trustee having no obligation to accept or follow any recommendations from such consultants; and provided further, however, nothing herein shall prevent the Trustee from providing to the Beneficiary such reports, financial data or other information heretofore customarily provided by MG to its stockholders.

          9. DISPOSITION OF THE DEPOSITED STOCK. (a) Immediately upon receipt of the Deposited Stock, the Trustee shall retain Morgan Stanley & Co. Incorporated ("Morgan Stanley") or, if Morgan Stanley declines such representation, an investment banking firm of national reputation (the "Investment Banker") to advise Trustee as to the appropriate method by which to dispose of the Deposited Stock in accordance with the terms of this Trust Agreement.

          (b) The Investment Banker shall recommend a disposition whereby the Trustee will sell all of the Deposited Stock at the earliest practicable date (but in no event sooner than December 31, 1996 without the prior written approval of Morgan Stanley in accordance with the Underwriting Agreement) to one or more purchasers (other than any FDC Group Member) in a manner and for such price as the Investment Banker shall deem reasonable and consistent with
maximizing the price to be received by IPS in consideration therefor.   The
Trustee shall sell the Deposited Stock only when recommended and in the manner recommended by the Investment Banker. The Trustee shall have no discretion with respect to the disposition in respect of the Deposited Stock.

          (c) The Trustee shall have all right, power and authority to dispose of all of the Deposited Stock in accordance with the Investment Banker's recommendation and shall cause all reasonably necessary actions to be taken to effect the sale of all Deposited Stock (in one or more transactions) in a manner consistent with such recommendation.

          (d) The Investment Banker may recommend a sale of, and the Trustee may sell, the Deposited Stock by any method, including, but not limited to, a secondary public offering of all or some of the Deposited Stock (i) in one or more publicly registered transactions and/or (ii) in one or more privately negotiated transactions for the sale of either publicly registered or unregistered Deposited Stock.

          (e) If either the Beneficiary or the Trustee determines, or if the Investment Banker recommends, that in connection with the disposition of the Deposited Stock it may be beneficial or advisable to register or qualify any or all of the Deposited Stock under the Securities Act of 1933, as amended, or any state securities or Blue Sky laws, then each of the Beneficiary and the Trustee shall take any and all action necessary or advisable, including any and all actions pursuant to the Registration Rights Agreement dated ______, 1996 between IPS and MG, to register and qualify or cause MG to register and qualify such Deposited Stock.

          (f) The Trustee shall comply with all applicable laws, including, without limitation, all federal and state securities laws, in connection with any sale of the Deposited Stock.

          (g) Beneficiary shall cooperate with the Trustee, take such other actions and execute such documents or instruments as may be reasonably requested by the Trustee from time to time, and provide any information and such representations and warranties regarding the Deposited Stock in order to facilitate and effectuate the disposition of the Deposited Stock in accordance with the terms of this Trust Agreement.

          (h) The Trustee promptly shall inform the Beneficiary and the FTC of any disposition of Deposited Stock in accordance with this Section 9.

          10. TRANSFERABILITY OF TRUST CERTIFICATES. All Certificates shall be transferable on the books of the Trustee upon the surrender by the registered holder thereof, properly assigned, in accordance with rules from time to time established for this purpose by the Trustee. Use of the transfer form included in Exhibit A hereto shall be deemed acceptable for such purpose by the Trustee. Until a Certificate is so transferred, the Trustee may treat the registered holder as owner for all purposes. Each transferee of a Certificate issued hereunder shall, by transferee's acceptance thereof, assent to and become a party to this Trust Agreement and shall assume all attendant rights and obligations hereunder. Notwithstanding the foregoing, only a FDC Group Member shall be permitted to be a transferee or a registered holder of Certificates in accordance herewith.

          11. TERMINATION OF VOTING TRUST AGREEMENT. (a) This Trust Agreement shall terminate upon the earlier of (i) the disposition of all of the Deposited Stock in accordance with Section 9 or (ii) January 23, 1997, without notice by or to, or action on the part of, the Trustee or the Beneficiary.
Notwithstanding the preceding sentence, the Beneficiary may amend the date in clause (ii) of the preceding sentence by providing written notice to the Trustee providing (x) the new, amended date (which shall not exceed three months from the expiration date then in effect) and (y) a representation that the FTC has approved such amended date. In the event of such extension, prior to the expiration as hereinabove provided, as originally fixed, or as theretofore extended, as the case may be, the Trustee shall file in the registered offices of MG in the State of Delaware a copy of an agreement extending the expiration date of this Trust Agreement and thereupon the duration of this Trust Agreement shall be extended for the period fixed by such extension agreement.

          (b) In the event that any Deposited Stock remains in the Trust on the termination of this Trust Agreement, as it may be extended, then the Trustee shall deliver certificates representing all of such remaining Deposited Stock, duly endorsed for transfer or accompanied by duly executed instruments of transfer, to or among one or more of the charitable organizations listed on Schedule A, as designated by IPS in writing on or before the termination of this Trust Agreement. The Beneficiary shall promptly notify the FTC of any disposition of Deposited Stock in accordance with this Section 11(b).

          12. DIVIDENDS; DISTRIBUTIONS ON SALE OF DEPOSITED STOCK AND DISSOLUTION. (a) The Beneficiary shall be entitled to receive from time to time payments equal to the amount of cash dividends, if any, collected or received by the Trustee with respect to the shares of Deposited Stock represented by such Certificate. Such payments shall be made by the Trustee as soon as practicable after the receipt of the dividends. In lieu of receiving cash dividends and paying them to the Beneficiary, the Trustee may instruct MG in writing to pay the cash dividends directly to the Beneficiary. In the event any such instruction is given to MG, all liability of the Trustee with regard to the payment of such dividends shall cease, unless and until such instruction is revoked. The Trustee may at any time revoke such instruction by written notice to MG and direct it to make subsequent payments to the Trustee.

          (b) In the event that the Trustee receives any additional shares of capital stock of MG through a dividend or other distribution with respect to any Deposited Stock, the Trustee shall hold such shares subject to this Trust Agreement for the benefit of the Beneficiary, and the shares shall become subject to all of the terms and conditions of this Trust Agreement to the same extent as if they were originally deposited as shares of Deposited Stock hereunder. The Trustee shall issue Certificates in respect of such shares to the Beneficiary.

          (c) In the event of the sale of any or all of the Deposited Stock pursuant to this Trust Agreement, the Trustee shall receive the cash, securities, property or other consideration paid in exchange for such shares of Deposited Stock (the "Proceeds"), and promptly shall distribute such Proceeds to the Beneficiary. The Trustee, in its reasonable discretion, may require the surrender to it of Certificates before paying to the holder such Proceeds and, if any Deposited Stock remains subject to the Trust, reissue to such holder a new Certificate reflecting such remaining Deposited Stock.

          (d) In the event of the termination of this Trust Agreement pursuant to Section 11, the Trustee shall receive any Proceeds which are distributed or distributable in respect of the Deposited Stock, and, upon the receipt of all Certificates by the holders thereof, promptly shall distribute the Proceeds to the Beneficiary.

          13. TRUSTEE TO MAINTAIN INDEPENDENCE. During the effective period of this Trust, neither the Trustee nor any affiliate of the Trustee may have (i) any officers or directors in common with any FDC Group Member, or (ii) any material business arrangements or dealings, financial or otherwise, outside of the customary or ordinary course of business, with any FDC Group Member. Investment by the Trustee in the stock or securities of any FDC Group Member, short of obtaining a controlling interest, will not be considered a proscribed business arrangement or dealing; provided, however, that in no event shall any such investment by the Trustee in voting securities of any FDC Group Member exceed five percent of the outstanding voting securities of such entity and in no event shall the Trustee hold a proportion of such voting securities so substantial as to permit the Trustee in any way to control or direct the affairs of any FDC Group Member.

          14. COMPENSATION OF TRUSTEE. The Trustee shall be entitled to receive from IPS, as compensation for all services rendered hereunder as Trustee, an amount equal to $500.00 per month for each and every month or part thereof during the term that this Trust Agreement is in effect.

          15. PAYMENT OF TRUSTEE'S EXPENSES. The Trustee is expressly authorized to incur and pay all reasonable charges and other expenses, including all reasonable fees and expenses of counsel and the Investment Banker, deemed necessary and proper in the performance of the Trustee's duties under this Trust Agreement, and the Beneficiary agrees to reimburse the Trustee for such charges and expenses.

          16. DELEGATION OF TRUSTEE'S DUTIES. The Trustee may appoint an agent or agents at any time or from time to time and may delegate to such agent or agents the performance of any administrative duty of the Trustee hereunder.

          17. STANDARD OF CARE; INDEMNITY. The duties and responsibilities of the Trustee shall be limited to those expressly set forth in this Trust Agreement. The Trustee shall not be answerable for the default or misconduct of the Investment Banker or any agent or attorney appointed by the Trustee in pursuance hereof; provided, however, that, in the case of such agent or attorney, Trustee selected such agent or attorney in good faith exercising reasonable care. The Trustee shall be free from liability in action on any paper, document or signature reasonably believed by the Trustee to be genuine and to have been signed by the proper party. The Trustee shall not be liable for any error of judgment nor for any act done or omitted, nor any mistake of fact, nor for anything which the Trustee may do or refrain from doing in good faith, except that (i) the Trustee shall be liable for the Trustee's own intentional wrongful actions or gross negligence and (ii) the Trustee's obligations under Sections 9(e) and 9(f). The Trustee may consult with counsel reasonably acceptable to IPS and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by the Trustee in good faith and in accordance with such opinion. Each of FDC and IPS, jointly and severally, agrees to at all times protect, indemnify and save harmless the Trustee from any liability, loss or expense of any kind or character whatsoever incurred by the Trustee in connection with this Trust or the performance of the Trustee's duties and obligations under this Trust Agreement, except those resulting from or arising out of the gross negligence or willful misconduct of the Trustee, and will assume full responsibility for, and pay all reasonable cost and expense of, any suit or litigation of any character, including any proceedings before the FTC, with respect to the Deposited Stock, this Trust Agreement or the performance of the Trustee's duties and obligations under this Trust Agreement, and if the Trustee shall be made a party thereto, IPS and FDC shall pay all reasonable costs and expenses, including reasonable counsel fees, to which the Trustee may be subject by reason thereof. The indemnification provided by this Section 17 shall survive termination of this Trust Agreement.

          18. QUALIFICATION OF TRUSTEE. Upon receipt of the Deposited Stock pursuant to this Trust Agreement, neither the initial Trustee, nor any successor trustee designated pursuant to Section 19, may be an officer, director, employee or attributable stockholder of IPS or any other FDC Group Member, or have any business or familial relationships with FDC; provided, however, that any such Trustee may thereafter become an officer, director or employee of MG.

          19. TERMINATION, RESIGNATION AND REPLACEMENT OF TRUSTEE. (a) The Trustee shall serve for the duration of this Trust Agreement, or until the Trustee's earlier resignation, incapacity to act or death. No interest in any of the Deposited Stock held by any deceased or former Trustee nor any of the rights or duties of any deceased or former Trustee may be transferred by will, devise, succession or in any manner except as provided in this Trust Agreement. The heirs, administrators and executors of such deceased Trustee, however, shall have the right and duty to convey any Deposited Stock held by such Trustee to one or more successor trustees.

          (b) The Trustee, or any trustee hereafter appointed, may resign at any time by giving 60 days' written notice of resignation to IPS and the FTC, provided, however, the Trustee agrees to continue the Trustee's duties until such time as the Deposited Stock has been transferred to a successor trustee appointed pursuant to this Section 19.

          (c) Upon receiving such notice of resignation or upon being notified of the death or incapacity of the Trustee: (i) IPS shall select a successor trustee, subject to the consent of the FTC, which consent shall not be unreasonably withheld; (ii) the successor trustee shall have experience and expertise in acquisitions and divestitures and (iii) if the FTC has not opposed, in writing, including the reasons for opposing, the selection of any proposed successor trustee, within 10 days after notice by the Trustee or IPS to the FTC of the identity of any proposed successor trustee, the FTC shall be deemed to have consented to the selection of the proposed successor trustee.

          (d) If no successor trustee shall have been appointed and shall have accepted appointment within 45 days after a notice of resignation pursuant to
Section 19(b), the resigning Trustee may petition any authority or court of competent jurisdiction for the appointment of a successor trustee.

          (e) Upon written assumption by the successor trustee of the Trustee's powers and duties hereunder, the Trustee shall deliver a copy of the assumption to IPS and shall notify the FTC and all registered holders of Certificates of such assumption, whereupon the Trustee shall be discharged of its powers and duties hereunder and the successor trustee shall become vested therewith.

          (f) Any corporation into which any trustee hereunder may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which any trustee hereunder may be a party, shall be the successor trustee under this Trust Agreement, without the execution or filing of any paper or any further act on the part of the parties hereto, anything to the contrary notwithstanding, provided that such successor trustee meets the qualifications specified in Section 18.

          20. DISCLOSURE OF INFORMATION. To the extent requested to do so by IPS or by any registered holder of a Certificate, the Trustee promptly shall furnish to the party making such request full information with respect to (a) all property theretofore delivered to it as Trustee under this Trust Agreement,
(b) all property then held by it as Trustee under this Trust Agreement, and (c) all action theretofore taken by it as Trustee under this Trust Agreement.

          21. AMENDMENTS. From time to time this Trust Agreement may be modified or amended by agreement executed by the Trustee and FDC and IPS (with the approval of the FTC) and all registered holders of Certificates. Each amendment to the Trust Agreement shall be filed at the registered office of MG in the State of Delaware.

          22. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, or sent by cable, telegram, telex or telefax, or by first-class mail (postage prepaid) to the respective parties as follows:

     If to FDC:       First Data Corporation
                      2121 North 117th Avenue
                      Omaha, Nebraska 68164
                      Attention:  General Counsel

     If to IPS:       Integrated Payment Systems Inc.
                      6200 S. Quebec
                      Englewood, Colorado 80111
                      Attention:  General Counsel

     If to Trustee:   Wachovia Bank of North Carolina, N.A.
                      101 N. Main Street
                      Winston Salem, N.C. 27102
                      Attention:  Sandra Turner

     If to FTC:       Bureau of Competition-Compliance
                      Federal Trade Commission

                      601 Pennsylvania Avenue, N.W.
                      Washington, D.C. 20580
                      Attention:  Daniel P. Ducore

or to such other address as any of them by written notice to the other parties may designate from time to time. Each notice or other communication which shall be personally delivered, mailed, telecopied or telexed in the manner described above, or which shall be delivered to a telegraph company, shall be deemed sufficiently received for all purposes at such time as it is delivered to the addressee (with any return receipt, delivery receipt or, with respect to a telecopy or telex, answer back being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

          23. ASSIGNABILITY. Except as expressly provided for herein, this Trust Agreement shall not be assignable by any of the parties hereto, except in the event of the resignation, incapacity to act or death of any Trustee and the appointment of a successor trustee in accordance with Section 19.

          24. PARTIAL INVALIDITY. If any part of any provision of this Trust Agreement or any other agreement, document or writing given pursuant to or in connection with this Trust Agreement shall be invalid or unenforceable under applicable law, said part shall be ineffective to the extent of such invalidity only, without in any way affecting the remaining parts of said provisions or the remaining provisions of said agreement.

          25. SUCCESSORS AND ASSIGNS. This Trust Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their successors and assigns as provided herein.

          26. HEADINGS. Section headings contained in this Trust Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Trust Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

          27. GOVERNING LAW. This Trust Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

          28. EXECUTION IN COUNTERPARTS. This Trust Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

          IN WITNESS WHEREOF, First Data Corporation, Integrated Payment Systems Inc. and Wachovia Bank of North Carolina, N.A. have caused this Irrevocable Voting Trust Agreement to be executed by their respective duly authorized officers on the day and year first above written.

                                       FIRST DATA CORPORATION



                                       By: ________________________________


                                       INTEGRATED PAYMENT SYSTEMS INC.



                                       By: ________________________________


                                       WACHOVIA BANK OF NORTH
                                       CAROLINA, N.A.



                                       By: ________________________________

                                                                     EXHIBIT A
                                                                     ---------


No. 1                                                                ____ Shares

                           VOTING TRUST CERTIFICATE

                                      for

                                 COMMON STOCK
                           $.01 PAR VALUE PER SHARE

                                      of

                        MONEYGRAM PAYMENT SYSTEMS, INC.
             INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

          THIS TO CERTIFY THAT INTEGRATED PAYMENT SYSTEMS INC., a Delaware corporation, has been issued this Certificate, pursuant to the Irrevocable Voting Trust Agreement hereinafter referred to, in exchange for a certificate or certificates for ____ shares of the Common Stock, $.01 par value, of MoneyGram Payment Systems, Inc., a Delaware corporation (the "Company"). This Certificate is issued pursuant to, and the rights of the holder hereof are subject to and limited by, the terms of an Irrevocable Voting Trust Agreement, dated as of ________ __, 1996, executed by First Data Corporation, a Delaware corporation, Integrated Payment Systems Inc., a Delaware corporation, and Wachovia Bank of North Carolina, N.A., as Voting Trustee, a copy of which Irrevocable Voting Trust Agreement is on file in the registered office of the Company, and is open to inspection of any stockholder of the Company and the holder hereof. The Irrevocable Voting Trust Agreement, unless earlier terminated (or extended) pursuant to the terms thereof, will terminate on January 23, 1997.

          The registered holder of this Certificate shall be entitled to the benefits of said Irrevocable Voting Trust Agreement, including the right to receive payments equal to the cash dividends, if any, paid by the Company with respect to the number of shares represented by this Certificate.

          This Certificate shall be transferable only on the books of the undersigned Trustee or any successor. Such a transfer shall be recognized only upon surrender of this Certificate (with the transfer form on the reverse hereof having been filled out and properly executed) in accordance with the provisions of the Irrevocable Voting Trust Agreement. Until so transferred, the Trustee may treat the registered holder as the owner of this Voting Trust Certificate for all purposes whatsoever, unaffected by any notice to the contrary.

          By accepting this Certificate, the holder hereof assents to all the provisions of, and becomes a party to, said Irrevocable Voting Trust Agreement.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be signed by its officer duly authorized.


___________, 1996                      Wachovia Bank of North Carolina, N.A.


                                       By:
                                          ________________________________
                                                 Authorized Officer

                       [BACK OF VOTING TRUST CERTIFICATE]


          FOR VALUE RECEIVED, INTEGRATED PAYMENT SYSTEMS INC. hereby sells, assigns, and transfers unto __________________ the within Voting Trust Certificate, and all rights and interest represented thereby, and does hereby irrevocably constitute and appoint ______________________________________
Attorney to transfer said Voting Trust Certificate on the books of the within mentioned Trustee, with full power of substitution in the premises.



                                             ___________________________________



Dated:  ________________


In the Presence of:

                                   SCHEDULE A
                                   ----------


Boystown

Boy Scouts of America

Girl Scouts of America

Open Door Mission

United Way of America